VBI VACCINES

FINAL PHASE I DATA

VBI-1501A

(CMV VACCINE)

NASDAQ: VBIV

MAY 10 2018

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this presentation that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively "forward-looking statements"). The company cautions that such statements involve risks and uncertainties that may materially affect the company's results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company's ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company's products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company's filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2018, and filed with the Canadian security authorities at sedar.com on February 26, 2018, and may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

What is CMV?

CYTOMEGALOVIRUS (CMV) IS A COMMON VIRUS THAT INFECTS ONE IN EVERY TWO PEOPLE IN MANY DEVELOPED COUNTRIES

- Most CMV infections are "silent" – most people who are infected with CMV exhibit no signs or symptoms
- However, CMV can cause serious disease in newborns when a woman is infected during pregnancy, including:
  - Deafness
  - Blindness
  - Physical birthmarks
  - Developmental delays
- This is known as **CONGENITAL CMV**



Sources: Manicklal, S. et al, "The Silent Global Burden of Congenital Cytomegalovirus", Clin Microbiol Rev. 2013 Jan; 26(1): 86-102

Congenital CMV Disease Burden

- Each year, approximately **30,000 infants are born with CMV infection**, of which more than 5,000 U.S. infants will develop permanent problems

- In the U.S., the direct economic costs of CMV infection **exceeds $3.0B annually**

U.S. CHILDREN BORN WITH OR DEVELOPING LONG-TERM MEDICAL CONDITIONS



Congenital CMV Disease
Fetal Alcohol Syndrome
Down Syndrome
Spina Bifida / Anencephaly
Pediatric HIV / AIDS
Invasive Hib
0
1,000
2,000
3,000
4,000
5,000
6,000
Incidence per year
CMV affects more live births than Down Syndrome or Fetal Alcohol Syndrome

Sources: Cannon, M.J., and K.F. Davis, 2005. Washing our hands of the congenital cytomegalovirus disease epidemic. BMC Public Health 5:70; CDC website; Stratton KR et al, Committee to Study Priorities for Vaccine Development, Inst. Of Med., Washington DC; U.S. Centers for Disease Control and Prevention; Marsico 2017, "Congenital Cytomegalovirus Infection: Advances and Challenges in Diagnosis, Prevention, and Treatment", NCBI Ital J Pediatr 2017; 43:38

CMV Phase I Clinical Study Design

- **Enrolled Population:** 128 CMV-Negative Healthy Adults (18-40 yrs)
- **Design:** Observer-blind five arm study, subjects randomized in a 1:1:1:1 ratio to receive vaccination at month 0, 2, and 6 of either:
    - 0.5µg of gB-G content with alum (VBI-1501A 0.5µg)
    - 1.0µg of gB-G content with alum (VBI-1501A 1.0µg)
    - 1.0µg of gB-G content without alum (VBI-1501 1.0µg)
    - 2.0µg of gB-G content with alum (VBI-1501A 2.0µg)
    - Placebo
- **Duration:** 20 Months
- **Interim Data Read-Out:** Based on samples collected 1 month after 2nd dose, announced July 2017
- **Final Data Read-Out:** Based on samples collected 1 month after 3rd dose, with 6-month follow-up for safety
- **Primary Endpoint:** Safety and Tolerability
- **Secondary Endpoints:**
    - gB binding titers
    - nAb titers in fibroblast and epithelial cells
    - gB antibody avidity measurement

gB Antibody Binding Titers - Kinetics



VBI-1501A (2µg gB)
VBI-1501A (1µg gB)
VBI-1501A (0.5µg gB)
VBI-1501 (1µg)
Anti-gB Endpoint Titer (1/X)
10^5
10^4
10^3
0
28
56
84
112
140
168
196
224
252
280
308
336
Days
Vaccine immunizations

Fibroblast Cell nAb Seroconversion Rate

100% nAb response 1 month after 3rd 2µg dose of VBI-1501A



Fibroblast nAb Seroconversion (%)
100
75
50
25
0
93%
100%
92%
83%
30%
CMV+ Healthy Subjects
VBI-1501A (2µg gB)
VBI-1501A (1µg gB)
VBI-1501A (0.5µg gB)
VBI-1501 (1µg gB)
CMV+ Healthy Subjects
VBI-1501A (2µg gB)
VBI-1501A (1µg gB)
VBI-1501A (0.5µg gB)
VBI-1501 (1µg gB)

- The GMT for CMV+ sera was 237 (CI: 140,400) and for the 2µg dose of VBI-1501A was 174 (CI: 109, 276)
- Seroconversion 1 month after the 2nd 2µg dose of VBI-1501A was 85%

Correlation Between gB Binding Titers & nAb Activity

- The highest dose of VBI-1501A (2µg) demonstrated a 31% neutralizing antibody seroconversion rate after three vaccinations, up from 17% after two vaccinations
- The epithelial cell neutralizing activity was associated with higher binding titers



VBI-1501A (0.5/1/2µg)
ARPE nAb GMT
800
600
400
200
10^2
10^3
10^4
10^5
10^6
10^7
Ab Binding GMT

Summary of Final Phase I Study Results

- VBI-1501A is safe and well tolerated at all doses tested, with no concern about evaluating VBI-1501A at higher doses

- VBI-1501A is immunogenic, even at a low dose
  - **gB antibody binding titers** induced at all dose levels, with clear evidence of dose-dependent boosting after each vaccination
  - **Neutralizing antibodies against fibroblast cell infection** were comparable to those from CMV-positive controls in 100% of subjects receiving the highest dose
  - **Neutralizing antibodies against epithelial cell infection** had a correlation with higher gB binding titers, suggesting the modified form of the gB-G used in VBI-1501A qualitatively enriches for functional nAb activity
  - **Highest dose** tested (2.0µg) is 1/10th that of several other licensed VLP-based vaccines and past non-VBI CMV candidates

- There is good reason to believe that higher doses of VBI-1501A could improve the immunogenicity and efficacy

- Discussions with regulatory bodies expected in H2 2018 to determine the design of the next stage of development

Clinical Milestones by Program

VBI-1501A : Congenital CMV

- *H2 2018 :* Regulatory discussions to determine next stage of clinical development

SCI-B-VAC® : Hepatitis B

- ✓ *April 2018* : Completion of enrollment in PROTECT study
- *Q2 2018* : Expected completion of enrollment in CONSTANT study
- *Mid-year 2019* : Topline data expected

VBI-1901 : Glioblastoma (GBM)

- ✓ *January 2018* : Initiation of enrollment in Phase I/IIa clinical study
- ✓ *April 2018 :* Initiation of enrollment in intermediate-dose cohort
- *H2 2018 :* Initial correlations between immunologic/biomarker data and clinical outcomes expected
- *H1 2019* : 6-month overall survival and progression-free survival data expected

VBI Vaccines Inc.
222 Third Street, Suite 2241
Cambridge, MA 02142
(617) 830-3031
info@vbivaccines.com